UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 15, 2008

Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)
(414) 355-0400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On February 15, 2008, the Board of Directors of Badger Meter, Inc. (the “Company”) declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value, of the Company (the “Common Shares”). The dividend is payable on May 27, 2008 to the shareholders of record on May 26, 2008 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $200 per Common Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement dated as of February 15, 2008 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

        Until the earlier to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons (other than an Excluded Person, as defined below) has acquired (an “Acquiring Person”) beneficial ownership of 15% or more of the outstanding Common Shares (the “Shares Acquisition Date”) or (b) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than an Excluded Person) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. An “Excluded Person” includes (a) the Company; (b) any subsidiary of the Company; (c) any employee benefit plan of the Company or any subsidiary of the Company (collectively, “Employee Benefit Plans”); (d) any entity holding securities for or pursuant to the terms of any Employee Benefit Plans; (e) any trustee, administrator or fiduciary of any Employee Benefit Plans in their capacities as such; (f) any person who has reported or is required to report their ownership on Schedule 13G (or any comparable or successor report) under the Exchange Act of 1934, as amended (the “Exchange Act”), or on Schedule 13D (or any comparable or successor report) under the Exchange Act, which Schedule 13D does not disclose pursuant to Item 4 thereto (or any comparable successor item or section) an intent, or reserve the right, to engage in a control transaction, any contested solicitation for the election of directors or any of the other actions specified in Item 4 thereto (or any comparable successor item or section), who inadvertently becomes the beneficial owner of 15% or more of the outstanding Common Shares and, within ten business days of being requested by the Company to advise it regarding the same, certifies to the Company that such person acquired 15% or more of the outstanding Common Shares inadvertently and who or which, together with all affiliates and associates, thereafter does not acquire additional Common Shares while the beneficial owner of 15% or more of the outstanding Common Shares; provided, however, that if the person requested to so certify fails to do so within ten business days or breaches or violates such certification, then such person shall cease to be an Excluded Person immediately after such ten business day period or such breach or violation.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on May 26, 2018 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, or the Rights Plan is amended, in each case as described below.

        The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares; (b) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares; or (c) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

        The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

        In the event that any person becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right will thereafter generally have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

        In the event that, at any time following the Shares Acquisition Date, (a) the Company is acquired in a merger or other business combination transaction or (b) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (a) and (b) are herein referred to as “Flip-Over Events”), proper provision will be made so that each holder of a Right will (subject to the limitations set forth in the Rights Agreement) thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued. In lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

        The Purchase Price is payable by certified check, cashier’s check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

        At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

        At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Other than provisions relating to certain of the principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

        As long as the Rights are attached to the Common Shares, the Company will issue one Right for each Common Share which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time until the Shares Acquisition Date redeem all but not less than all the then outstanding Rights at $.01 per Right. The Rights are designed to enable the Company’s shareholders to realize the full long-term value of their investment and to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire the Company.

        The Rights Agreement, which specifies the terms of the Rights and includes as Exhibit A the Form of Right Certificate, is attached hereto as an exhibit. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

        A copy of the press release announcing the Rights dividend is attached hereto as an exhibit and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

        As discussed above in Item 1.01, on February 15, 2008, the Board of Directors of the Company entered into the Rights Agreement, and declared a dividend of one Right for each Common Share, payable on May 27, 2008. The information provided in Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        As discussed above in Item 1.01, on February 15, 2008, the Board of Directors of the Company entered into the Rights Agreement, and declared a dividend of one Right for each Common Share, payable on May 27, 2008. In connection with entering into the Rights Agreement, the Board of Directors approved amendments to Section (i) and Section (iii) of the definition of “Change in Control” in each of the Key Executive Employment and Severance Agreements (KEESAs) between the Company and its named executive officers, which include the Company’s principal executive officer and principal financial officer, to conform the definition to related definitions in the Rights Agreement by:

•	reducing the threshold for a change in control from 20% to 15%; and

•	adding to the list of persons who can acquire shares of common stock without triggering a change in control passive investors reporting their ownership on Schedule 13G or on Schedule 13D (as long as the Schedule 13D does not disclose an intent, or reserve the right, to engage in a control transaction, any contested solicitation for the election of directors or any similar actions) who inadvertently become the beneficial owner of 15% or more of the Common Shares and certify to the Company that such acquisition was inadvertent and do not thereafter acquire additional Common Shares.

        The form of Amendment to the KEESAs is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

4.1	Rights Agreement, dated as of February 15, 2008, between Badger Meter, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares.

10.1	Form of Amendment to Key Executive Employment and Severance Agreements.

99.1	Press release dated February 15, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.
Date: February 21, 2008
By: /s/ William R. A. Bergum

Its: Vice President - General Counsel and Secretary

BADGER METER, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

4.1	Rights Agreement, dated as of February 15, 2008, between Badger Meter, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares.

10.1	Form of Amendment to Key Executive Employment and Severance Agreements.

99.1	Press release dated February 15, 2008.